Exhibit 10.39

2nd AMENDED AND RESTATED EXECUTIVE INTEREST SUBSCRIPTION AGREEMENT

THIS 2nd AMENDED AND RESTATED EXECUTIVE INTEREST SUBSCRIPTION AGREEMENT (as it may be amended from time to time, this “Agreement”) is made as of August 31, 2010, by and between WENGEN ALBERTA, LIMITED PARTNERSHIP, an Alberta limited partnership (the “Company”), and the individual named on the signature page hereto (“Executive”);

WHEREAS, pursuant to that certain Executive Interest Subscription Agreement made as of August 17, 2007 by and between the Company and Executive, as amended and restated as of December 1, 2008 (the “2008 Subscription Agreement”), Executive subscribed for and acquired from the Company, and the Company issued and provided to Executive, the Time Vesting Incentive Profits Interests in the Company (the “Time Vesting Incentive Profits Interests”) and the Performance Vesting Incentive Profits Interests in the Company (the “Performance Vesting Incentive Profits Interests”, and, together with the Time Vesting Incentive Profits Interests, the “Interests”), in each case in the number set forth on Schedule I, as hereinafter set forth; and

WHEREAS, the Company and Executive now desire to amend the 2008 Subscription Agreement in certain respects effective on and after the date hereof and to restate the 2008 Subscription Agreement to read in its entirety as follows this “whereas” clause.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.                                      Definitions.

1.1                               2008 Subscription Agreement.  The term “2008 Subscription Agreement” shall have the meaning set forth in the preface.

1.2                               Acquisition. The term “Acquisition” shall mean the consummation of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger between the Company, L Curve and Laureate dated June 3, 2007, as amended from time to time.

1.3                               Advisor. The term “Advisor” shall mean SP-L Founders, LLC.

1.4                 Affiliate. The term “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes hereof, “control” or any other form thereof, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1.5                               Agreement. 11ie term “Agreement” shall have the meaning set forth in the preface.

1.6                               Annual Pro Rata EBITDA Target. The term “Annual Pro Rata EBITDA Target” shall have tl1e meaning set forth on Schedule I hereto.

1 .7                            Board. The term “Board” shall mean the Board of Directors of Laureate.

1.8                               Call Closing Date. The term “Call Closing Date” shall have the meaning set forth in Section 4.2(d).

1.9                               Call Exchange Notice. The term “Call Exchange Notice” shall have the meaning set forth in Section 4.2(a).

1.1 O                   Call Exchange Notice Date. The term “Call Exchange Notice Date” shall have the meaning set forth in Section 4.2(a).

1.11                        Call Notice. The term “Call Notice” shall have the meaning set forth in Section 4.2(c).

1.12                        Call Triggering Event. The term “Call Triggering Event” shall have the meaning set forth in Section 4.2(b).

1.13                        Cause. The term “Cause” shall mean: (A) the gross negligence or willful malfeasance by Executive in connection with the performance of his duties with respect to Laureate and its Subsidiaries (other than in the event Executive had a reasonable good faith belief that the act, omission or failure to act in question was not a violation of Jaw), in each case, that would be reasonably likely to have a material adverse impact on the business of Laureate; (B) the abuse of drugs or alcohol or conduct involving moral turpitude by Executive that would be reasonably likely to have a material adverse impact on the business of Laureate; (C) the misappropriation by Executive of any material business opportunity of Laureate, provided, however, that, solely for this purpose, Executive shall not be deemed to have misappropriated a material business opportunity of Laureate and its Subsidiaries and/or its Affiliates by virtue of any action taken by Sterling Affiliate, unless Executive knows of such action before the date it occurs (or, if earlier, before the date of a binding commitment to complete such action) and Executive fails to disclose such action to the Board; (D) Executive’s being barred or prohibited by the SEC or any other governmental authority from holding the position of Chief Executive Officer of Laureate; or (E) the willful and material breach of any other applicable agreements with Laureate or the Company, including, without limitation, engaging in any action in breach of any applicable restrictive covenants.

1.14                        Carry Vehicle. The term “Carry Vehicle” shall mean each of ILM Investments Limited Partnership, ru1 Alberta limited partnership, Laureate Co-Investors I, Limited Partnership, an Alberta limited partnership, Laureate Co-Investors II, Limited Partnership, an Alberta limited partnership, and Laureate Co-Investors III, Limited Partnership, an Alberta limited partnership, and any successor or replacement entity with respect to any of the foregoing.

1.15                        Carry Vehicle Agreement.  The term “Carry Vehicle Agreement” shall mean the operating agreement of each Carry Vehicle.

1.16                        Change of Control. The term “Change of Control” shall mean (a) the first to occur of any of the following: (i) the sale of all or substantially all of the assets of the Company or Laureate, as applicable, to a Person or (ii) sale by Company, any Securityholder, or any of their respective Affiliates, to a Person that results in more than 50% of the total equity interests of the Company or of Laureate, as applicable, being held by a Person, which may include any Securityholder or any of their respective Affiliates; provided, however, that in no event shall any relationship among any Securityholder created by the occurrence of the Acquisition (including the Securityholders Agreement and the organizational documents of the Company and its general partner) be deemed to, de facto, create a “group” for purposes of this clause (a); and (b) in the case of the occurrence of an event identified in clause (a), also results in any Person that acquired more than 50% of the total equity interests of the Company or Laureate, as applicable, having the ability to appoint a majority of the applicable board of directors.

1.17                        Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.18                        Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.2.

1.19                           Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.20                        Company. The term “Company” shall have the meaning set forth in the preface.

1.21                        Competitive Business. The term “Competitive Business” shall have the meaning set forth in Sectio116. l(a)(i).

1.22                        Deal Price. The term “Deal Price” shall mean with respect to each Vested Interest or share of IPO Stock, the value of one share of common stock of Laureate as it exists immediately after the closing of the Merger (which for the avoidance of doubt is $4.59).

1.23                        Disability. The term “Disability” shall mean a condition that renders Executive physically or mentally incapacitated and therefore unable for a period of six (6) consecutive months to perform Executive’s duties.

1.24                        EBITDA. The term “EBITDA” shall have the meaning set forth on Schedule J hereto.

1.25                        Equity Interests. The term “Equity Interests” shall mean all Series A-I Interests in the Company that are held by Executive and Founders immediately upon the effectiveness of the Merger.

1.26                        Escrow Equity. The term “Escrow Equity” shall have the meaning set forth in Section 4.2(c).

1.27                        Exchange. The term “Exchange” shall mean the liquidation of Vested Interests and their exchange for Exchanged Interests pursuant to Section 4.1(a)(i) or Section 4.2(a)(i), as applicable.

1.28                        Exchange Notice. The term “Exchange Notice” shall have the meaning set forth in Section 4.1 (a)(i).

1.29                        Exchange Notice Date. The term “Exchange Notice Date” shall have the meaning set forth in Section 4.l(a)(i).

1.30                        Exchanged Interests. The term “Exchanged Interests” shall mean those Series A l Interests into which Vested Interests have been Exchanged pursuant to Section 4.l (a)(i) or Section 4.2(a)(i), as applicable.

1.31                        Executive. The term “Executive” shall have the meaning set forth in the preface.

1.32                        Fair Market Value. The term “Fair Market Value” shall mean the value for any Interest, Equity Interests, Exchanged Interests or vested IPO Stock, as applicable, as determined by an independent, third-party appraiser reasonably and mutually agreeable to the Company and Executive, following an independent appraisal of such equity, which, for the avoidance of doubt, for purposes of determining the amount of Exchanged Interests into which Interests are Exchanged pursuant to Section 4. l(a)(i) or Section 4.2(a)(i), as applicable, shall be based on the liquidation value of the Interests, determined by calculating the fair market value of the Company and its Subsidiaries as going concerns and then assuming the assets of the Company and its Subsidiaries are liquidated at such fair market value and the proceeds of such liquidation were distributed under Section 5.1.1 of the LP Agreement at the relevant time.

1.33                        Family Group. The term “Family Group” shall mean, with respect to Executive, Executive’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained primarily for the benefit of (or the sole members or partners of which are) Executive, Executive’s spouse and/or such Executive’s descendants or any trust, partnership, limited liability company or similar vehicle established and maintained primarily for the benefit of such persons.

1.34                        First Call Withdrawal Period. The term “First Call Withdrawal Period” shall have the meaning set forth in Section 4.2(a)(ii).

1.3S                        First Put Triggering Events. The term “First Put Triggering Events” shall have the meaning set forth in Section 4.1(b).

1.36                        First Withdrawal Period.  The term “First Withdrawal Period” shall have the meaning set forth in Section 4.1(a)(ii).

1.37                        Fiscal Year. The term “Fiscal Year” shall mean each fiscal year of the Company or Laureate, as it may be established from time to time.

1.38                        Founders. The tenn “Founders” shall mean Executive, Steven Taslitz, Sterling Capital Partners II, L.P., Sterling Capital Partners III, LP. and each of their respective affiliates who acquire Series A-1 Interests in the Company in the Acquisition (other than any Carry Vehicle, SP-L Management, LLC, a Delaware limited liability company or any other party to a Carry Vehicle Agreement).

1.39                        Fraud. The term “Fraud” shall mean (A) Executive’s conviction of, or pleading guilty or nolo contendere to (or being indicted for), a felony involving theft, embezzlement, fraud, dishonesty or any similar offense that would be reasonably likely to have a material adverse impact on the business of Laureate, or (B) theft, embezzlement or fraud by Executive in connection with the performance of his duties with Laureate or any of its Subsidiaries.

1.40                        Frozen Amount. The Term “Frozen Amount” shall have the meaning set forth in Section 4.2(c) of this Agreement

1.41                        Good Reason. The term “Good Reason” shall mean, without the prior written consent of Executive: (A) Executive is demoted from the position of Chief Executive Officer of Laureate, or Executive’s duties and responsibilities with respect to Laureate and its Subsidiaries are materially and substantially diminished as a whole; (B) a reduction in the base salary of Executive; (C) the removal of or failure to reelect Executive as a member of the Board other than as a result of his voluntary resignation or choice not to stand for reelection or reappointment or as required by applicable law; (D) Laureate’s requiring Executive to be based (exclud ing travel responsibilities in the ordinary course of business) at any office or location more than 25 miles from the office of Laureate at I 00 I Fleet Street, Baltimore, Maryland 21202; (E) the failure by any successor to Laureate to expressly assume all obligations of Laureate under Executive’s employment agreement with Laureate; or (F) after a Change of Control, Executive’s duties are inconsistent in any material respect with his position (including, without limitation, his status, office, title, or repo1ting relationship), authority, control, duties, or responsibilities immediately prior to the Change of Control.

1.42                        Interest Consideration. The term “Interest Consideration” shall mean the consideration provided by Executive to the Company for the Interests under this Agreement and shall have a value of $1,000 with respect to all Interests.

1.43                        Interests. The term “Interests” shall have the meaning set forth in the preface, fifty percent (50%) of which shall initially constitute Time Vesting Incentive Profits Interests, and fifty percent (50%) of which shall initially constitute Performance Vesting Incentive Profits Interests.

1.44                        IPO Corporation. The term “IPO Corporation” shall have the meaning set forth in the Securityholders Agreement.

1.45                        IPO Option(s). The term “IPO Option(s)” shall have the meaning set forth in Section 7.

1.46                        IPO Stock. The term “IPO Stock” shall mean the securities of the IPO Corporation following the consummation of a Public Offering.

1.47                        Laureate. The term “Laureate” shall mean Laureate Education, Inc., a Maryland corporation, and its successors.

1.48                        L Curve. The term “L Curve” means L Curve Sub Inc., a Maryland corporation.

1.49                        Limited Partner. The term “Limited Partner” shall have the meaning set forth in the LP Agreement.

1.50                        LP Agreement. The term “LP Agreement” shall mean the Fifth Amended and Restated Limited Partnership Agreement of the Company, as amended from time to time.

1.51                        Liquidation Value. The term “Liquidation Value” shall have the meaning set forth in Section 4.l(a)(ii).

1.52                        Merger. The term “Merger” shall mean the merger of L Curve with and into Laureate pursuant to that certain Amended and Restated Agreement and Plan of Merger between the Company, Laureate and L Curve, dated June 3, 2007, as amended from time to time.

1.53                        Non-Performance. The term “Non-Performance” shall mean the Board, acting in good faith, determines that the Company has failed to achieve, in any two consecutive fiscal years beginning with fiscal year 2007, at least seventy-five percent (75%) of the applicable Annual Pro Rata EBITDA Target.

1.54                        Partnership Interests. The term “Partnership Interests” shall mean the ownership interest of a partner in the Company at any time, including, without limitation, such partner’s right to share in net income, net loss or similar items of, and to receive distributions from, the Company, any and all rights to vote and the rights to any and all benefits to which such partner is entitled as provided in the LP Agreement, together with the obligations of such partner to comply with all of the terms and provisions of the LP Agreement.

1.55                        Performance Vesting Incentive Profits Interests. The term “Performance Vesting Incentive Profits Interests” shall have the meaning set forth in the preface.

1.56                        Person. The term “Person” shall have the meaning set forth in the Securityholders Agreement.

1.57                        Public Offering. The term “Public Offering” shall have the meaning set forth in the Securityholders Agreement.

1.58                        Put Closing Date. The term .”Put Closing Date” shall have the meaning set forth in Section 4.l (e)(i).

1.59                        Put Notice. The term “Put Notice” shall have the meaning set forth in Section 4.l(d).

1.60                        Put Notice Date. The term “Put Notice Date” shall have the meaning set forth in Section 4. l(d}.

1.61                        Put Triggering Event. The term “Put Triggering Event” shall have the meaning set forth in Section 4.l(c).

1.62                        Restricted Period. The term “Restricted Period” shall have the meaning set forth in Section 6. l(a).

1.63                        SEC. The term “SEC” shall mean the Securities and Exchange Commission

1.64                        Second Withdrawal Period. The term “Second Withdrawal Period” shall have the meaning set forth in Section 4.l (e)(i).

1.65                        Second Put Triggering Events. The term “Second Put Triggering Events” shall have the meaning set forth in Section 4. l(c).

1.66                        Securities. The term “Securities” shall mean the Partnership Interests or other equity securities issued from time to time by the Company or the IPO Corporation.

1.67                        Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.68                        Securityholder. The term Securityholder shall mean a Person that holds Securities.

1.69                        Securityholders Agreement. The term “Securityholders Agreement” shall mean the Securityholders Agreement dated as of July 11, 2007 among the Company and the other parties thereto, as it may be amended from time to time.

1.70                        Series A-1 lnterests.  The term “Series A-1 Interests” shall have the meaning ascribed to such term in the LP Agreement, and should any Series A-1 Interest be converted or exchanged for substitute or replacement securities, the term Series A-1 lnterests shall also include any substitute or replacement securities that Series A-1 Interests are substituted for or converted into.

1.71                        Sterling Affiliate. The term “Sterling Affiliate” shall mean each of Sterling Capital Partners, LLC, a Delaware limited liability company, Sterling Capital Partners, L.P., a Delaware limited partnership, Sterling Capital Partners ll, LLC, a Delaware limited liability company, Sterling Capital Partners II, L.P., a Delaware limited partnership, Sterling Capital Partners Ill, LLC, a Delaware limited liability company, Sterling Capital Partners Ill, L.P., a Delaware limited partnership, Sterling Ventures, LLC, a Delaware limited liability company, Sterling Ventures, L.P., a Delaware limited partnership, Sterling Ventures II,LLC, a Delaware limited liability company, Sterling Ventures II, L.P., a Delaware limited partnership, Fund Management Services, LLC (“FMS”), a Delaware limited liability company aud any current or future Affiliates of auy of the foregoing, including but not limited to future private equity funds managed by FMS and/or with general partners’ controlled by the current principal members of FMS.

1.72                        Subsidiary. The term “Subsidiary” shall, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, 50% or more of the equity interests of the second Person).

I .73         Termination Date. The term “Termination Date” shall mean the date upon whic’h Executive’s service with the Company and its Subsidiaries is terminated for any reason.

1.74                        Time Vesting Incentive Profits Interests. The term “Time Vesting Incentive Profits Interests” shall have the meaning set forth in the preface.

1.75                        Transfer. The term “Transfer” shall have the meaning set forth in the LP Agreement.

1.76                        Unvested Interests. The term “Unvested Interests” shall mean, with respect to Executive’s Time Vesting Incentive Profits Interests and Performance Vesting Incentive Profits Interests as of any determination date, the number of such Interests that are still subject to any vesting, forfeiture or similar arrangement under this Agreement as of such determination date.

L77 Valuation Report. The term “Valuation Report” shall have the meaning set forth in Section 4. l (a)(ii).

1.78                        Vested Interests. The term “Vested Interests” shall mean, with respect to Executive’s Time Vesting Incentive Profits Interests and Performance Vesting Incentive Profits Interests, the number of such Interests that are vested, as determined under Parts 2 and 3 of Schedule I attached hereto.

1.79                        Waiting Period. The term “Waiting Period” shall have the meaning set forth in Section 4.l(b).

2.                                      Subscription for and Grant of lnterests.

2.I Purchase/Grant of Interests. Pursuant to the terms and subject to the conditions set forth in this Agreement, Executive subscribed for, and the Company issued and granted to Executive, on the Closing Date, the number of Time Vesting Incentive Profits Interests and Performance Vesting Incentive Profits Interests set forth in Part I of Schedule I attached hereto in exchange for (i) the Interest Consideration and (ii) the services performed and to be performed to and for the benefit of the Company on the terms and conditions established and agreed to by the Company and Executive.

2.2                               The Closing. The closing (the “Closing”) of the issuance and grant of Interests hereunder took place on and as of the effective time of the Merger (the “Closing Date”).

2.3                               Section 83(b) Election. Within 30 days after the Closing, Executive provided the Company with a copy of a completed election under Code Section 83(b) in the form of Exhibit B attached hereto. Executive filed (via certified mail, return receipt requested) such election with the Internal Revenue Service within 30 days after the Closing, and certified to the Company that he made such timely filing.

2.4                               Reliance. Executive acknowledges that the Company granted the Interests in reliance on the representations of Executive contained in Section 3.3.

3.                                      Investment Representations and Covenants of Executive.

3.1                               Interests Unregistered. Executive acknowledges and represents that Executive has been advised by the Company that:

l)                                         the issuance of the Interests has not been registered under the Securities Act;

2)                                     each certificate or instrument evidencing the Interests, if any, has been stamped or otherwise imprinted with the legends (as appropriately completed under the circumstances) set forth in Section 6.2 of the Securityholders Agreement and with a legend (as appropriately completed under the circumstances) in substantially the following form:

‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN AN EXECUTIVE INTEREST SUBSCRIPTION AGREEMENT WITH THE ISSUER DATED AS OF AUGUST 16, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

3)                                     a notation has been made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company shou ld at some time in the future engage the services of a securities transfer agent, appropriate stop transfer instructions will be issued to such transfer agent with respect to the Interests.

3.2                               Removal of Legends.  Whenever in the opinion of the Company and, if reasonably requested by the Company pursuant to the terms hereof, counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Interests, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

3.3                               Additional Investment Representations. Executive represents and warrants that:

1)                                     Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Interests for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Interests;

2)                                     Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Interests;

3)                                     Executive understands that the Interests are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Interests and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Interests and, accordingly, it may not be possible for Executive to liquidate Executive’s investment in case of emergency, if at all;

4)                                     the terms of this Agreement provide that, with respect to the Interests issued to Executive pursuant to this Agreement, if Executive ceases to provide services to the Company or its Subsidiaries, the Company and its Affiliates have the right to repurchase the Interests at a price which may, under certain circumstances, be less than the Fair Market Value thereof;

5)                                     Executive understands and is cognizant of all the risk factors related to the grant or purchase of the Interests and, other than as set forth in this Agreement, no representations or warranties have been made to Executive or Executive’s representatives concerning the Interests or the Company or their prospects or other matters;

6)                                     Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Acquisition, the Securityholders Agreement, the LP Agreement, the Company’s and its general partner’s organizational documents and the tenns and conditions of the purchase of the Interests and to obtain any additional information which Executive deems necessary; and

7)                                     Executive is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

4.                                      Certain Sales Upon Termination of Employment.

4.1                               Put Option.

1)                                     Exchange of Vested Interests; Exchange Notice; Exchange Withdrawal. Notice

(i)                                     Exchange. Upon a Put Triggering Event, and up to 183 days thereafter, Executive (or, in the event of Executive’s death, Executive’s Family Group) may elect to exchange his or their Vested Interests for Series A-1 Interests pursuant to this Section 4.l(a)(i) by sending written notice to the Company setting forth Executive’s (or, in the event of Executive’s death, Executive’s Family Group’s) intention to exchange his or their Vested Interests for Series A-1 Interests (“Exchange Notice”). The date on which the Executive or Executive’s Family Group, as applicable, sends the Exchange Notice shall be referred to as the “Exchange Notice Date”. Should Executive (or, in the event of Executive’s death, Executive’s Family Group) not elect to withdraw the Exchange Notice as provided in Section 4.l (a)(ii) below, then any Vested Interests then held by Executive (or Executive’s Family Group, as applicable) shall be liquidated and exchanged for Series A-1 Interests based on the Fair Market Value of the Vested Interests as of the Exchange Notice Date in a manner consistent with the exchange mechanism described in Section 7.l (a) of this Agreement, within ten (10) days after the expiration (without withdrawal of the Exchange Notice) of the First Withdrawal Period. Such Series A-1 Interests received pursuant to this Section 4.1 (a)(i) shall be referred to as “Exchanged Interests”.

(ii) First Withdrawal Period. Notwithstanding anything to the contrary set forth in this Section 4.1, in the event that Executive or Executive’s Family Group disagrees with the Fair Market Value of the Vested Interests as determined for purposes of effecting the Exchange under Section 4.1 (a)(i) above (the “Liquidation Value”), Executive or Executive’s Family Group may elect to withdraw the Exchange Notice, in which case (A) Executive or Executive’s Family Group, as applicable, shall continue to hold the Vested Interests that were subject to the Exchange Notice, and (B) Executive or Executive’s Family Group, as applicable, shall be deemed to have irrevocably waived, with respect to such Vested Interests, any future rights pursuant to this Section 4.1. To allow Executive or Executive’s Family Group, as applicable, the opportunity to determine if they agree with the Liquidation Value, the Company shall provide Executive or Executive’s Family Group, as applicable, a report that contains such Fair Market Value determination as determined by an independent, third party appraiser mutually agreeable to the Company and Executive or Executive’s Family Group, as applicable, including any reports prepared by such independent, third-party appraiser (a “Valuation Report”), within thirty (30) days after receiving the Exchange Notice. Executive or Executive’s Family Group, as applicable, shall have fifteen (15) days after receiving such Valuation Report to withdraw the Exchange Notice (such period of time, the “First Withdrawal Period”).

2)                                     Upon Disability or Death. If Executive’s service with the Company or a Subsidiary thereof terminates due to the Disability or death of Executive prior to July 11, 2012 (collectively “First Put Triggering Events”), Executive or Executive’s Family Group, as applicable, shall have the right and option, subject to the provisions of Section 5 hereof, to cause the Company (or the IPO Corporation, with respect to vested IPO Stock) to purchase, (x) immediately with respect to any Equity Interests then held by Executive, Executive’s Family Group and the Founders, as applicable, and (y) no earlier than 183 days after the date Executive (or Executive’s Family Group, as applicable) has first acquired the Exchanged Interests and/or vested IPO Stock, as applicable (“Waiting Period”), with respect to the Exchanged Interests and/or vested IPO Stock, but in either case, the Put Notice Date must be no later than the first anniversary of the Termination Date (unless extended pursuant to Section 4.l (e)(ii)), the following:  (i) one-third (1/3) of any Equity Interests held by Executive, Executive’s Family Group or the Founders as of such time; and/or (ii) all of Executive’s or Executives’ Family Group’s Exchanged Interests and/or vested IPO Stock, as applicable, in each case at a price equal to the Fair Market Value (measured as of the date such interests are being purchased by the Company or the IPO Corporation, as applicable (the “Purchase Date”)) thereof.

3)                                     Upon Termination without Cause or for Good Reason.    lf Executive’s service with the Company or a Subsidiary is terminated prior to July 11, 2012 by the Company or any of its Subsidiaries without Cause (other than due to Non-Performance or Fraud) or by Executive for Good Reason (collectively, “Second Put Triggering Events”, and together with First Put Triggering Events, a “Put Triggering Event”), Executive shall have the right and option, subject to the provisions of Section 5 hereof, to cause the Company (or the IPO Corporation, with respect to vested IPO Stock) to purchase, (x) immediately with respect to the Equity Interests then held by Executive, Executive’s Family Group and the Founders, as applicable, and

(y) no earlier than the end of the Waiting Period with respect to the Exchanged Interests and/or vested IPO Stock, but in either case, the Put Notice Date must be no later than the first anniversary of the Termination Date (unless extended pursuant to Section 4.l(e)(ii) below), all of Executive’s, Executive’s Family Group’s and/or Founders’ Equity Interests, Exchanged Interests and/or vested IPO Stock, as applicable, at a price equal to the Fair Market Value (measured as of the Purchase Date) thereof.

4)                                     Put Notice;   Closing.  If Executive or Executive’s Family Group, as applicable, desires to exercise its option to req uire the Company or the IPO Corporation, as applicable, to repurchase Equity Interests, Exchanged Interests or vested TPO Stock pursuant to Section 4.l (b) or 4.l(c), Executive or Executive’s Family Group, as applicable, shall send written notice to the Company or the IPO Corporation, as applicable, setting forth Executive’s or Executive’s Family Group’s, as applicable, intention to sell (or cause to be sold, in the case of the Founders’) Equity Interests, Exchanged Interests or vested IPO Stock, as applicable, pursuant to Section 4.l(b) or 4.l (c) in the amount(s) specified therein (the “Put Notice”). The date on which the Executive or Executive’s Family Group, as applicable, sends the Put Notice shall be referred to as the “Put Notice Date”. Subject to the provisions of Section 4.l(b) and (c) above and Sections 4.l (e) and 5 below, the closing of the purchase shall take place at the principal office of the Company or IPO Corporation, as applicable, (y) with respect to Exchanged Interests or vested lPO Stock on the later of (i) the day after the expiration of the Waiting Period or (ii) the 45th day after the Put Notice Date, and (z) with respect to Equity Interests, the 45th day after the Put Notice Date (“Put Closing Date”), and all parties shall use reasonable best efforts to determine by such date the Fair Market Value of such Equity Interests, Exchanged Interests or vested IPO Stock to be purchased.

5)                                     Withdrawal of Put Notice.

(i)                                     Second Withdrawal Period.  Notwithstanding anything to the contrary set forth in this Section 4, in the event that Executive or Executive’s Family Group does not withdraw the Exchange Notice during the First Withdrawal Period, such that the Exchange occurs, Executive or Executive’s Family Group may nevertheless elect to also withdraw the applicable Put Notice if Executive or Executive’s Family Group disagrees with the Fair Market Value determination of the Equity Interests, Exchanged Interests or the vested IPO Stock, as applicable, to be used for purposes of determining the price to be paid in respect of such Equity Interests, Exchanged Interests or vested IPO Stock, as applicable (the “Purchase Price”). If Executive (or Executive’s Family Group, as applicable) so elects (I) Executive, Executive’s Family Group and/or the Founders, as applicable, shall continue to hold the Equity Interests, Exchanged Interests or vested IPO Stock, as applicable, that were subject to the Put Notice, and (II) Executive or Executive’s Family Group shall be deemed to have irrevocably waived, with respect to such Equity Interests, Exchanged Interests or vested IPO Stock, any future rights pursuant to this Section 4.1.  To allow the Executive or Executive’s Family Group the opportunity to determine if he or they agree with the Purchase Price determination, the Company or the IPO Corporation, as applicable, shall provide Executive or Executive’s Family Group a Valuation Report, no later than thirty (30) days prior to the Put Closing Date. The Company or the IPO Corporation, as applicable, shall provide an updated Valuation Report, with explanations for any material variances from the previous Valuation Report, on the day prior to the Put Closing Date as determined pursuant to Section 4.1(d), and Executive or Executive’s Family Group shall be able to withdraw the Put Notice at any time prior to the closing of the purchase of the Equity Interests, Exchanged Interests or vested lPO Stock, as applicable (the “Second Withdrawal Period”).

(ii)                      Preservation of Put Right. Notwithstanding anything to the contrary set forth in this Section 4.1, in the event that the Company (or the IPO Corporation, as applicable) notifies Executive, Executive’s Family Group and/or the Founders, as applicable, that it plans to defer payment pursuant to Section 5.1, Executive (or Executive’s Family Group, as applicable) may elect to withdraw the exercise of any such put right, in which case (x) Executive, Executive’s Family Group and the Founders, as applicable, shall continue to hold the Equity Interests, Exchanged Interests or vested lPO Stock, as applicable, that were subject to the Put Notice at the time of the withdrawal, and (y) the put rights of Executive or Executive’s Family Group (as applicable) under this Section 4.1 with respect to such Equity Interests, Exchanged Interests or vested lPO Stock shall be preserved and shall be able to be exercised at any time after such withdrawal until 180 days after the Company (or the IPO Corporation, as applicable) has given written notice, and not withdrawn such notice, certifying to its ability to fund the payment required pursuant to this Section 4.1. Such notice shall be given by the Company (or the IPO Corporation, as applicable) immediately upon its determination that it has the ability to fund the payment required pursuant to this Section 4.1.

4.2                     Call Option.

1)                                     Exchange of Vested Interests.

(i)                                     Exchange. Upon any Call Triggering Event, and up to 183 days thereafter, the Company may require Executive (or, in the event of Executive’s death, Executive’s Family Group) to exchange his or their Vested Interests for Exchanged Interests pursuant to this Section 4.2(a)(i) by sending written notice to Executive (or, in the event of Executive’s death, Executive’s Family Group) setting forth the Company’s intention to cause his or their Vested Interests to be exchanged for Exchanged Interests (“Call Exchange Notice”). The date on which the Company sends the Call Exchange Notice shall be referred to as the “Call Exchange Notice Date”. Should the Company not elect to withdraw the Call Exchange Notice as provided in Section 4.2(a)(ii) below, then any Vested Interests then held by Executive (or Executive’s Family Group, as applicable) shall be liquidated and exchanged for Exchanged Interests based on the Liquidation Value as of the Call Exchange Notice Date within ten (10) days after the expiration (without withdrawal of the Call Exchange Notice) of the First Call Withdrawal Period.

(ii)                                  First Call Withdrawal Period.   Notwithstanding anything to the contrary set forth in this Section 4.2, in the event that the Company disagrees with the Liquidation Value of the Vested Interests proposed to be liquidated and exchanged for Exchanged Interests, the Company may elect to withdraw the Call Exchange Notice, in which case (A) Executive or Executive’s Family Group, as applicable, shall continue to hold the Vested Interests that were subject to the Call Exchange Notice, and (B) the Company shall be deemed to have irrevocably waived, with respect to such Vested Interests, any future rights pursuant to this Section 4.2. To allow the Company the opportunity to determine if they agree with the Liquidation Value the Company shall have a Valuation Report prepared and finalized within thirty (30) days after the Call Exchange Notice Date, and, the Company shall have fifteen (15) days after receiving the Valuation Report to withdraw the Call Exchange Notice (such period of time, the “First Call Withdrawal Period”).

2)                                     Call Rights. If Executive’s service with the Company and its Subsidiaries terminates for any of the reasons other than those set forth in Section 4.2(b)(i) or (ii) below prior to July 11, 2012, neither the Company nor the IPO Corporation, as applicable, shall have the right to purchase any Interests or IPO Stock from Executive or Executive’s Family Group, as applicable. If Executive’s service with the Company and its Subsidiaries terminates for any of the reasons set forth in Section 4.2(b)(i) or (ii) below prior to July 11, 2012 (any such termination event, a “Call Triggering Event”), the Company (or the IPO Corporation, as applicable), shall have the right and option, (but, in all events, not the obligation, to purchase no earlier than after the end of the Waiting Period, but the Call Notice Date must be no later than the first anniversary of the Termination Date), on one occasion, from Executive or Executive’s Family Group, as applicable, all or any portion of the Exchanged Interests and vested IPO Stock, as applicable, at the following purchase prices:

(i)            Termination for Cause.  Non-Performance or by Executive without Good Reason.  If Executive’s service with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries for Cause or due to Non-Performance, or by Executive without Good Reason (other than due to Executive’s death or Disability), the purchase price per Exchanged Interest or share of vested IPO Stock, as applicable, will be the Fair Market Value thereof (measured as of the Purchase Date); or

(ii)           Termination of Service for Fraud. If Executive’s service with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries due to Fraud, the purchase price per Exchanged Interest or share of vested IPO Stock, as applicable, will be the lesser of (A) the Fair Market Value thereof (measured as of the Purchase Date) and (B) the Deal Price.

3)                                     Special Rule on Termination of Service for Fraud.  Notwithstanding the foregoing, in the event that Executive’s service with the Company and its Subsidiaries is terminated due to the Executive’s indictment for Fraud, and the Company (or the IPO Corporation, as applicable) delivers a Call Notice to Executive, the Company or the IPO Corporation, as applicable, shall (i) cause the aggregate purchase price payable pursuant to Section 4.2(b)(ii) above to be determined (the “Frozen Amount”) and (ii) establish an escrow account with an independent third party reasonably and mutually agreed to by the parties to this Agreement serving as escrow agent pursuant to an escrow agreement to which Executive shall also be a party (the “Escrow Agreement”), and Executive shall promptly thereafter cause all of his Exchanged Interests and vested IPO Stock (the “Escrow Eq uitv”) to be placed into such escrow account. The Company (or the IPO Corporation, as applicable) and Executive shall cause the Escrow Agreement to provide as follows: (I) if Executive is convicted or pleads guilty or nolo contendere to such indictment, then such escrow agent shall deliver the Frozen Amount to Executive and shall deliver the Escrow Equity to the Company (or the IPO Corporation, as applicable); and, alternately, (II) if Executive is not convicted and does not otherwise plead guilty or nolo contendere to such indictment, then (i) such escrow agent shall deliver the Frozen Amount to the Company and shall deliver the Escrow Equity to Executive, and (ii) Executive shall have a put right (which shall be exercisable by delivering a Put Notice for 180 days after a final determination is made pursuant to clause I and II of this Section 4.2(c)) pursuant to the provisions of Section 4.l(c) for all of Executive’s, Executive’s Family Group’s and Founder’s Interests, Equity Interests, Exchanged Interests and/or shares of vested IPO Stock, as if Executive’s service with the Company had been terminated without Cause by the Company.

4)                                     Call Notice; Closing. If the Company or the IPO Corporation, as applicable, desires to exercise its option to purchase Exchanged Interests and/or vested IPO Stock pursuant to Section 4.2(a) and (b), the Company or the IPO Corporation, as applicable, shall send written notice to Executive of its intention to purchase such Exchanged Interests and/or vested IPO Stock, specifying the number of Exchanged Interests and/or shares of vested IPO Stock to be purchased (the “Call Notice”). The date on which the Company or the IPO Corporation, as applicable, sends the Call Notice shall be referred to as the “Call Notice Date.” Subject to the provisions of Sections 4.2(b) above and Sections 4.2(e) and 5 below, the closing of the purchase shall take place at the principal office of the Company or the IPO Corporation, as applicable, with respect to Exchanged Interests or vested IPO Stock on the later of (i) the date after the expiration of the Waiting Period (which shall include any IPO Stock received upon exercise of any vested IPO Options (as such term is defined in Section 7 below) by Executive) or (ii) the 45th day after the Call Notice Date (“Call Closing Date”).

5)                                     Withdrawal of Call Notice. Notwithstanding anything to the contrary set forth in this Section 4.2, in the event that the Company or the IPO Corporation, as applicable, does not withdraw the Call Exchange Notice during the First Call Withdrawal Period, such .that the Exchange occurs, the Company or the IPO Corporation, as applicable, may nevertheless elect to withdraw the applicable Call Notice if the Company or the [PO Corporation, as applicable, disagrees with the Fair Market Value as determined for purposes of any call right set forth herein, in which event the rights of the Company or the IPO Corporation, as applicable, to exercise its call rights under this Section 4.2 with respect to such Exchanged Interests and vested IPO Stock shall be irrevocably waived and Executive or Executive’s Family Group shall continue to hold such Exchanged Interests and/or vested IPO Stock. To allow the Company or the IPO Corporation, as applicable, the opportunity to determine if it agrees with the Purchase Price determination, the Company or the rPO Corporation, as applicable, may have a Valuation Report prepared thirty (30) days prior to Call Notice Date to determine whether to withdraw the Call Notice.

6)                                     Forfeiture of Unvested Eq uitv.    For the avoidance of doubt, upon any Termination Date (regardless of whether such termination is described in Section 4.1 or this Section 4.2), (i) any Unvested Interests and unvestedIPO Stock shall be forfeited by Executive and Executive’s Family Group back to the Company and the IPO Corporation, respectively, without payment in respect thereof, and (ii) neither the Company nor the IPO Corporation, as applicable, shall have any call right with respect to any Equ ity Interests.

5.                                      Certain Limitations on the Company’s Obligations to Purchase Securities.

5.1                               Deferral of Purchases.

l)                                        Notwithstanding anything to the contrary contained herein, the Company or the IPO Corporation shall not be obligated to make payment for the purchase of any Equity Interests, Exchanged Interests or shares of vested IPO Stock at any time pursuant to Section 4.1, regardless of whether it has received a Put Notice, to the extent that the payment for the purchase of such Equity Interests, Exchanged Interests or shares of vested IPO Stock would jeopardize the ability of Laureate (or the IPO Corporation (as the case may be)) to continue as a going concern, as determined reasonably and in good faith by the Board after consultation with the Company’s or the IPO Corporation’s, as applicable, financial advisors (to the extent permitted under (and within the meaning of) Code Section 409A and any published interpretations or other guidance issued or promulgated thereunder). The Company or the IPO Corporation, as applicable, shall, within five (5) days after learning of any such determination, so notify Executive or Executive’s Family Group that it is not obligated to make payment for the purchase of the Equity Interests, Exchanged Interests or shares of vested IPO Stock hereunder and the amount of the payment that will not be made if the Company or the IPO Corporation, as applicable, is able to make a partial payment.

2) Notwithstanding anything to the contrary contained in Section 4.1, for any Equity Interests, Exchanged Interests or vested IPO Stock which Executive or Executive’s Family Group has elected to sell under Section 4.1(b) or (c), but for which, in accordance with Section 5. l(a), payment is not promptly made at the applicable time provided in Section 4.1 and for which the Executive or Executive’s Family Group has not withdrawn the Put Notice pursuant to Section 4.l(e)(ii), then. unless Executive or Executive’s Family Group has previously withdrawn the applicable Put Notice, the Company or IPO Corporation, as applicable, shall pay all or part of the outstanding an1ount due (in the manner provided in Section 5.2) within fifteen (15) days after the date the payment of such amounts would not jeopardize the ability of Laureate or the IPO Corporation, as applicable, to continue as a going concern, as determined as provided in Section 5. l(a) above.

5.2                               Payment for Series A-I Interests, Vested Interests or! PO Stock.  If at any time Executive or Executive’s Family Group elects to put an Equity Interests, Exchanged Interests or shares of vested IPO Stock to the Company or the IPO Corporation, as applicable, pursuant to Section 4.1, or if at any time the Company or the IPO Corporation, as applicable, elects to purchase any Exchanged Interests or vested IPO Stock pursuant to Section 4.2, unless otherwise provided for herein, the Company or the IPO Corporation, as applicable, shall pay for the Equity Interests, Exchanged Interests or shares of vestedIPO Stock it purchases by the Company’s or the IPO Corporation’s delivery of a check or wire transfer of immediately available funds for the purchase price against delivery of the certificates or other instruments, if any, representing the Equity Interests, Exchanged Interests or shares of vested IPO Stock so purchased, duly endorsed.

6.                                 Restrictive Covenants.

6.1                               Competitive Activitv.

1)                                     During the period commencing on August 17, 2007 and ending on the later of the date that is (i) two years after the Termination Date if the termination is (A) by the Company or any of its Subsidiaries without Cause or {B) by Executive following the sale of all of the issued and outstanding equity of the Company or Laureate, (ii) three years after the Termination Date if (A) Executive’s service with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause or Non-Performance or (B) Executive resigns for Good Reason or (iii) five years after the Termination Date if Executive’s service with the Company and its Subsidiaries is terminated by Executive and such termination is not {A) for Good Reason or (B) following the sale of all of the issued and outstanding equity of the Company or Laureate (the “Restricted Period”), Executive will not directly or indirectly, on Executive’s own behalf or as partner, owner, officer, director, stockholder, member, employee, agent or consultant of any other Person (including, without limitation any Sterling Affiliate):

(i)                                     engage in any business that competes with the business of the Company or any of its Subsidiaries, including post-secondary education as conducted by the Company or Subsidiaries as of the Termination Date, in any geographical area where the Company or any of its Subsidiaries conduct business as of the Termination Date (a “Competitive Business”);

(ii)                                  enter the employ of, or render any services to, any Person (or any division controlled by any Affiliate of such Person) who or which engages in a Competitive Business; or

(iii)                               acquire a financial interest in, or otherwise become actively involved with, a:ny Competitive Business, directly or indirectly, as an individual, · partner, shareholder, officer, d irector, principal, agent, trustee or consultant.

2)                                     Notwithstanding anything to the contrary in this Agreement, Executive may directly or indirectly own, solely as an investment, securities of any entity engaged in the business of the Company or any of its Subsidiaries which are publicly traded on a national securities stock exchange if Executive (i) is not a controlling person of, or a member of a group which controls, such Person, (ii) does not, directly or indirectly, own 1% or more of any class of securities of such Person and (iii) does not serve as a director of, or have any rights to designate or nominate any director for such Person or any of its Affiliates.

3)                                     Notwithstanding anything to the contrary in this Agreement, the Executive shall not be deemed to violate this Section 6.1 solely by virtue of the Executive’s direct or indirect ownership of the outstanding securities of any Sterling Affiliate (or of any Person through a Sterling Affiliate) that would otherwise be included in Section 6.1 (a “Competitive Entity”), provided that Executive’s direct or indirect ownership of such Competitive Entity does not exceed 5% of the outstanding securities of such Competitive Entity; provided that in all cases

(w) Executive shall refrain from any activity, with respect to any Sterling Affiliate, that is competitive with the Company or its Affiliates or which would reasonably be expected to result in a misappropriation of a business opportunity of the Company or its Affiliates; (x) Executive shall provide written notice of the direct or indirect ownership by Executive of any Competitive Entity and/or any decision, that would reasonably be expected to cause any Sterling Affiliate (or Person in which Executive has an ownership interest through a Sterling Affiliate) that is not a Competitive Entity to become a Competitive Entity (it1cluding, in each case, the material terms and conditions thereof, to the extent known by Executive) to the Board as soon as practicable (and in all events within 30 days) after Executive becomes aware of such ownership or such competitive activity or such decision, as the case may be; (y) Executive shall not be permitted to, directly or indirectly, participate m, or attempt to influence, the management, direction or policies of (other than through the exercise of any voting rights held by Executive in connection with such securities), any such Competitive Entity; and (z) on a quarterly basis, Executive shall provide a report to the Board setting forth, in reasonable detail (to the extent known by Executive and not a violation of Executive’s fiduciary duties and duties of confidentiality), a general description of the business activities and plans of such Competitive Entity, and any and all other information relating to Executive’s activities with respect thereto reasonably requested by the Board; provided that (I) the Board, by majority vote of those directors not designated by a Sterling Affiliate, may waive (in writing or by resolution) any noncompetition provisions described in this Section 6.1(c) in its discretion; and (IT) Executive shall not be deemed to have violated the foregoing provisions solely by virtue of the listing of his membership on the board of managers (or similar body) of any Sterling Affiliate in connection with an offering of securities.

4)                                     It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 6.1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be _ enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

6.2                               Notwithstanding anything herein to the contrary, to the extent the terms of Section 6.1 are inconsistent with the terms of any employment or non-competition agreement between Executive and the Company or any of its Subsidiaries, for purposes of this Agreement only, the terms of this Agreement shall be regarded as in addition to, and in lieu of, those terms set forth in the terms of any employment or non-competition agreement between Executive and the Company or any of its Subsidiaries.

7.                                      Effect of a Public Offering on Interests.

7.1                               Unless otherwise agreed in writing by the Company and Executive, on or immediately following the consummation of a Public Offering of the IPO Corporation, the Company shall cause the following to occur:

I)                                       all Interests held by Executive or Executive’s Family Group shall be marked-to-market, taking into account the terms by which such holder participated in the profits of the Company prior to the Public Offering with respect to the Interests pursuant to the terms and conditions set forth in the LP Agreement and such Interests shall then be liquidated, in whole or in part, and the holder thereof shall receive from the Company IPO Stock with a Fair Market Value (determined as of the date of such liquidation) equal to the Fair Market Value (determined as of the date of such liquidation) of the liquidated Interests. The Company will cause the IPO Corporation to become a party to this Agreement to the extent necessary to effect the provisions of this Section 7.1, Section 4.1 and 4.2, as applicable. To the extent such Interests were Unvested Interests, anyIPO Stock received in liquidation of such holders’ Unvested Interests shall be subject to the same time and performance vesting schedule as such Unvested Interests on the same terms as set forth on Schedule I to this Agreement; and

2)                                     the IPO Corporation shall also issue or cause to be issued to Executive an option to purchase shares of IPO Stock with an exercise price equal to the offering price of the IPO Stock ill such Public Offering (“  PO Options”).  Executive shall receive IPO Options on a number of shares of IPO Stock which, when aggregated with the number of shares of IPO Stock received pursuant to Section 7.](a), shall equal the same ownership percentage that the Interests represented, through the Company’s ownership of Laureate, in Laureate immediately prior to the Public Offering. Any IPO Options received by Executive shall be vested and unvested in the same proportion as the Interests that were liquidated as described in Section 7. l(a) above, and any such unvested IPO Options shall be subject to the same time and performance vesting schedule as the liquidated Unvested Interests on the same terms as set forth on Schedule I to this Agreement.

Notwithstanding any of the foregoing, if the Board determines, prior to the Public Offering, that after the Public Offering the Company will own Subsidiaries that will not be Subsidiaries of the IPO Corporation (the “Non-IPO Subsidiaries”), then the Executive and the Company agree that the Executi ve or Executive’s Family Group, as applicable, and the Company shall work together at such time in good faith to reasonably agree on an equitable method of determining how the Executive will continue to be able to participate in the profits of both the IPO Corporation and the Non-IPO Subsidiaries, it being understood by all parties to this Agreement that such equitable method may require that not all Interests shall be converted, pursuant to the formula set forth in this Section 7. I above, into shares of IPO Stock.

7.2                               Any shares of IPO Stock shall be subject to the same tag-along, drag-along and registration rights and obligations as are applicable to the shares of common stock of Laureate held by other members of Laureate management, as specified in the Management Stockholder’s Agreement.

8.                                      Miscellaneous.

8.1                               Transfers of Interests , PO Stock and IPO Options. Executive acknowledges and agrees that Vested Interests, Exchanged Interests and vested IPO Stock held by Executive or Executive’s Family Group are subject to the terms and conditions set forth in the Management Stockholder’s Agreement to be entered into by and among Executive, Executive’s Family Group and any employees of Laureate who acquire shares of common stock of Laureate (the

“Management Stockholder’s Agreement”), including without limitation the restrictions on Transfer set forth therein. Executive further acknowledges and agrees that Unvested Interests and IPO Options are not transferable. Any Transfer or attempted Transfer of Interests, Exchanged Interests, IPO Stock or IPO Options in violation of any provision of this Agreement, the LP Agreement, the Securityholders Agreement or the Management Stockholder’s Agreement shall be void, and neither the Company nor Laureate shall record such Transfer on its books or treat any purported transferee of such Interests, Exchanged Interests, PO Stock or IPO Options as the owner of such Interests, Exchanged Interests, IPO Stock or IPO Options for any purpose.

8.2                               Recapitalizations, Exchanges, Etc. Affecting Interests. Subject to the provisions of the LP Agreement, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to Interests, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Interests, by reason of any dividend payable in securities, issuance of securities, combination, recapitalization, reclassification, merger, consolidation or otherwise.

8.3                               Executive’s Service with Company and its Subsidiaries. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to accept Executive’ s services in any capacity whatsoever or to prohibit or restrict the Company (or any Subsidiary) from terminating the service of Executive at any time or for any reason whatsoever, with or without Cause.

8.4                               Cooperation. Executive agrees to cooperate with the Company, and the Company agrees to cooperate with Executive, in taking action reasonably necessary to consummate the transactions contemplated by this Agreement and the Acquisition and Merger, including, without limitation, the execution and delivery of ancillary agreements reasonably necessary to effectuate the Merger and related transactions and documents necessary to become bound as a Limited Partner to the LP Agreement.

8.5                               Binding Effect. The provisions of this Agreement sliall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that no permitted assign shall derive any rights under this Agreement unless and until such permitted assign has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

8.6                               Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

8.7                               Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

8.8                               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service

(charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously provided to the sending party.

l)                                   Ifto the Company:

Wengen Alberta, Limited Partnership
9 West 57’h Street, Suite 4200

New York, NY 10019
Attention: Brian Carroll
Telecopy: [   ]

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue

New York, New York 10017
Attention: Gary Horowitz, Esq.
Telecopy: [   ]

2)                               If to the Executive, to the address as provided on Appendix 2 of the LP Agreement.

With a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street, Suite 1900

Chicago, Illinois 60661
Attention: Saul Rudo, Esq.
Tel: [   ]

Fax: [   ]

8.9                                    Integration. This Agreement and the documents referred to herein (including the Securityholders Agreement and the LP Agreement) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the 2008 Subscription Agreement, other than as specifically provided for herein and therein.

8.10                             Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8.11                             Injunctive Relief Executive and any permitted transferee each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

8.12                             Rights Cumulative: Waiver. The rights and remedies of Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either party would otherwise have hereunder or at law or in equity or by statute. No failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, and no single or partial exercise of any power or right shall preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

8.13                             Taxation. Executive, on behalf of himself, his Family Group and his Affiliates, hereby acknowledges that each of the foregoing will be solely liable for any taxes (including any interest or penalties) that are incurred by any of the foregoing as a result of the Acquisition and the holding and disposition of any interest in the Company, Laureate, the IPO Corporation or any of their respective Subsidiaries.

*                                         *                                         *                                         *                                         *

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Executive Interest Subscription Agreement as of the date first above written.

THE COMPANY:

WENGEN ALBERTA, LIMITED PARTNERSHIP

By:	Wengen Investments Limited, its General Partner

By:	[ILLEGIBLE]
Name:
Title:

EXECUTIVE:

/s/Douglas L. Becker
Douglas L. Becker